UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2010
QUIDEL CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

10165 McKellar Court
San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code:	(858) 552-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 1, 2010, the Board of Directors of Quidel Corporation (the “Company”) approved the Company’s Employee Deferred Compensation Program (the “Q4 2010 Employee Deferred Compensation Program”). A copy of the Q4 2010 Employee Deferred Compensation Program is set forth on Exhibit 10.1 hereto and is incorporated by reference herein.
     The Q4 2010 Employee Deferred Compensation Program allows all employees that are members of the Company’s management-review board to participate in the Program. Under the Q4 2010 Employee Deferred Compensation Program, each participating employee receives a restricted stock unit award that vests on January 3, 2011 in exchange for his or her election to defer a percentage of his or her base salary applicable to the period from September 27, 2010 through December 31, 2010 (the “Covered Period”). Upon vesting of the restricted stock unit award, the participating employee will receive shares of the Company’s common stock equal to (i) the amount of his or her salary deferred under the Program divided by the average of the market closing prices for the Company’s common stock over the Covered Period, and (ii) then multiplying the result of the foregoing by 1.2, as a premium. The Q4 2010 Employee Deferred Compensation Program is granted under and subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Q4 2010 Employee Deferred Compensation Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 8, 2010

QUIDEL CORPORATION
By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
Its: Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Q4 2010 Employee Deferred Compensation Program.